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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated January 31, 1996, included in the 1995 Annual Report to Stockholders of Paine Webber Group Inc.

We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2- 64984, 2-74819, 2-78627, 2-81554,
2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539, 33-40489, 33-45583,
33-65296, 33- 65298, 33-53489, 33-55451 and 33-55457) and on Form S-3
(Registration Nos. 2-99979, 33-7738, 33-29253, 33-33613, 33-38960, 33-39818,
33-47267, 33-58124, 33-53776, 33-51149 and 33-52695) of Paine Webber Group Inc.
and in the related prospectuses, of our reports dated January 31, 1996 with respect to the consolidated financial statements and financial statement schedule of Paine Webber Group Inc. included and/or incorporated by reference in this 1995 Annual Report on Form 10-K for the year ended December 31, 1995.






                                                        /s/ ERNST & YOUNG LLP
NEW YORK, NEW YORK
MARCH 26, 1996